Exhibit 10.1

THE TJX COMPANIES, INC.

MANAGEMENT INCENTIVE PLAN

(As amended and restated effective as of March 5, 2010)

Amendment

Pursuant to Section 17 of The TJX Companies, Inc. Management Incentive Plan (the “Plan”), The TJX Companies, Inc. hereby amends the Plan as follows, effective as provided in paragraph 3 below:

1.	Section 5 is hereby amended by inserting the following as a new paragraph at the beginning thereof:

“Any executive officer or other key employee of TJX or any of its subsidiaries shall be eligible to be selected to receive an award under the Plan.”

2.	Section 21 is hereby amended to read in its entirety as follows:

“The provisions of this Section 21 shall apply, notwithstanding any other provision of the Plan to the contrary, in the case of each award granted under the Plan that is intended to qualify as exempt performance-based compensation under Section 162(m), as determined by the E.C.C. In the case of any such award: (a) the Performance Goals set by the E.C.C. will be one or more objectively determinable measures of performance relating to any one or any combination of the following business criteria (measured on an absolute basis or relative to one or more comparators, including one or more companies or indices, and determined on a consolidated, divisional, line of business, project, geographical or area of executive’s responsibilities basis, or any combination thereof): (i) sales, revenues, or comparable store sales; (ii) assets, inventory levels, inventory turns, working capital, cash flow or expenses; (iii) earnings, profit, income, losses or margins, before or after deduction for all or any portion of interest, taxes, depreciation, amortization, rent, or such other items as the E.C.C. may determine at the time the Performance Goals are preestablished (within the meaning of Section 162(m)), whether or not on a continuing operations and aggregate or per share basis, basic or diluted, before or after dividends; (iv) return on investment, capital, equity, assets, sales or revenues, or economic value added models or equivalent metrics; (v) market share, store openings or closings, customer service or satisfaction levels, or employee recruiting, retention or diversity; (vi) stock price, dividends, or total shareholder return, or credit ratings; or (vii) strategic plan implementations; (b) the E.C.C. may provide for automatic adjustments (in measures of achievement, amounts payable, or other award terms) to reflect objectively determinable events (for example, acquisitions, divestitures, extraordinary items, other unusual or non-recurring items and/or changes in accounting principles) that may affect the business criteria, any such adjustment to be established and administered in a manner consistent with the requirements for exempt performance-based compensation under Section 162(m); (c) the maximum amount payable to any Participant under the Plan for any fiscal year shall be $5,000,000, increased by 5% per year starting with the Company’s fiscal year ending February 1, 2014; (d) no payment shall be made under the award unless the applicable Performance Goal or Goals (as adjusted pursuant to clause (b) above, where applicable), which shall have been preestablished within the meaning of Section 162(m), have been met, nor shall any such payment be made until the E.C.C. certifies in accordance with Section 162(m) that such Performance Goal or Goals (as adjusted pursuant to clause (b) above, where applicable) have been met; and (e) those provisions of the Plan generally applicable to awards hereunder which give to the E.C.C. or any other person discretion to modify the award after the establishment and grant of the award, or which if applied to an award described in this Section 21 might otherwise cause such award to fail to qualify as a performance-based award under Section 162(m) shall be deemed inapplicable to the extent (but only to the extent) the retention of such discretion by such person or the application of such provision would be deemed inconsistent with qualification of the award as performance-based under Section 162(m).”

3.	The amendments made by paragraphs 1 and 2 above are subject to, and shall take effect only upon, approval by the stockholders of The TJX Companies, Inc. of the material terms thereof and when effective shall apply to all Plan award opportunities granted after that date.

IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this Amendment to be executed in its name and behalf by its officer thereunto duly authorized.

THE TJX COMPANIES, INC.

By:	/s/ Jeffrey Naylor

Title:	SEVP/CAO

Dated: April 20, 2012

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